UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2024

ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Town Square, Suite 400
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ALIM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Alimera Sciences, Inc. (the “Company”) entered into as of July 17, 2024, a Manufacturing Services Agreement (the “New Siegfried Agreement”) with Alliance Medical Products, Inc. d.b.a. Siegfried Irvine (“Siegfried”) that supersedes and replaces the First Amended and Restated Commercial Contract Manufacturing Agreement, dated as of February 5, 2016, between the Company and Siegfried.

Pursuant to the terms of the New Siegfried Agreement, Siegfried will be responsible for manufacturing and supplying to Alimera agreed-upon quantities of ILUVIEN® at certain cost plus amounts, subject to adjustments set forth in the New Siegfried Agreement.

Siegfried has agreed that during the term of the New Siegfried Agreement, it will not manufacture for any other customer any product competitive with ILUVIEN® (meaning any other drug-eluting eye implant for the treatment of diabetic macular edema or uveitis).

The term of the New Siegfried Agreement is for a period of five (5) years and shall thereafter automatically renew for successive two (2) year terms unless either party provides notice of non-renewal to the other party within a specified period of time prior to the beginning of the next automatic renewal term.

The New Siegfried Agreement contains customary representations and warranties. The assertions embodied in the representations and warrants were made solely for purposes of the transaction contemplated therein and may be subject to important qualifications and limitations. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for purposes of allocating risk between the Company and Siegfried rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations and warranties as statements of factual information at the time they were made or otherwise.

A copy of the New Siegfried Agreement will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended June 30, 2024. The foregoing description of the terms of the New Siegfried Agreement is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALIMERA SCIENCES, INC.

Date: July 23, 2024	By:	/s/ Richard S. Eiswirth, Jr.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Executive Officer